Exhibit 99.1

RAIT Financial Trust Announces Fourth Quarter and Fiscal 2016 Financial Results

PHILADELPHIA, PA — February 24, 2017 — RAIT Financial Trust (“RAIT”) (NYSE: RAS) today announced fourth quarter and fiscal 2016 financial results. All per share results are reported on a diluted basis.

Results for the Quarter

-	GAAP Earnings per share of $0.17 for the quarter ended December 31, 2016 compared to earnings per share of $0.02 for the quarter ended December 31, 2015.

-	Cash Available for Distribution (“CAD”) per share of $0.07 for the quarter ended December 31, 2016 compared to $0.19 per share for the quarter ended December 31, 2015.

Results for the Year

-	GAAP Earnings (loss) per share of ($0.11) for the year ended December 31, 2016 compared to earnings per share of $0.08 for the year ended December 31, 2015.

-	CAD per share of $0.45 for the year ended December 31, 2016 compared to $0.77 per share for the year ended December 31, 2015.

-	Assets Under Management (“AUM”) - AUM declined 39.6% to $3.6 billion as of the year ended December 31, 2016, compared to $5.9 billion as of the year ended December 31, 2015.

2016 Key Business Accomplishments

-	Monetization of RAIT’s Investment in IRT & RAIT’s Multi-family Property Management Business

o	RAIT sold the external advisor of Independence Realty Trust, Inc. (“IRT”) and RAIT’s multi-family property management business to IRT for $43.0 million in aggregate proceeds.
o	RAIT sold its IRT stock ownership position to IRT, generating $62.2 million in aggregate gross proceeds.
o	RAIT deconsolidated IRT from its financial statements.

-	2016 Property Sales

o	RAIT sold 18 properties which generated aggregate gross proceeds of $337.9 million.
o	After repayment of debt, RAIT received aggregate net proceeds of approximately $35.0 million.

-	Reductions in Compensation & General and Administrative Expenses (G&A)

o

Prior to instituting strategic initiatives in 2016, RAIT’s compensation and G&A expenses were $49.0 million for the year ended December 31, 2015 and would have been $56.2 million for the year ended 2016.  As a result of 2016 strategic initiatives, RAIT’s compensation and G&A expenses declined to $31.7 million for the year ended December 31, 2016.

o	Created a headcount reduction of ~460 employees.

-	Debt Reductions

o

RAIT’s indebtedness, based on principal amount, declined by $664.6 million, or 27.1%, during the year ended December 31, 2016.  Total recourse debt, excluding RAIT’s secured warehouse facilities, declined by $56.7 million, or 13.6%, during the year ended December 31, 2016.

-	Changes in Company Leadership and Board Beginning in 2016 and Continuing Through February 2017

o

RAIT announced a new Board leadership structure and executive management changes to oversee and execute RAIT’s strategy and its transition to a more lender-focused and simpler, cost efficient and lower leverage business model.

o	On October 24, 2016, RAIT announced that Michael J. Malter, who joined RAIT’s Board of Trustees (the “Board”) in November 2015, was elected by the Board to serve as its independent Chairman.

o

Effective December 20, 2016, Scott Davidson, who had formerly served as RAIT’s President and the head of its lending business, was named RAIT’s Chief Executive Officer and, concurrently, was appointed to the Board.

o

On February 15, 2017, RAIT announced that Thomas D. Wren, a former banking executive and federal banking regulator, had joined the Board as a new independent trustee with substantial financial, regulatory, capital markets and mortgage REIT expertise, the third new Trustee to join RAIT’s nine-person Board since November 2015.

o

On February 21, 2017, RAIT announced that Paul W. Kopsky, Jr., a highly accomplished executive with extensive financial and operational leadership expertise across a diverse range of industries, was named to succeed James J. Sebra as RAIT’s Chief Financial Officer and Treasurer.

-	Cash Balance

o	Ended 2016 with $110.5 million of un-restricted cash.

“Over the course of the year we have made significant progress toward our strategic goal of focusing on our core commercial real estate lending business and we look forward to carrying that momentum into 2017,” said Scott Davidson, RAIT’s Chief Executive Officer.  “We made a number of strategic decisions around, and took actions to further, the aim of developing a sustainable platform for growth, including the monetization of our IRT investments, property sales and de-leveraging.  As we continue to divest non-lending assets, we are also committed to the sale of Urban Retail which should result in additional cost reductions as well as further organizational simplicity.  We will continue our focus on expense reduction while concentrating on our core commercial real estate lending activities.  We are confident that we are pursuing the right strategy to position RAIT to grow long-term shareholder value.”

Commercial Real Estate (“CRE”) Lending Business

-

On November 30, 2016, RAIT closed its sixth non-recourse, floating rate CMBS transaction.  The transaction involved the sale, by a RAIT subsidiary, of investment grade notes totaling approximately $216.7 million with a weighted average cost of LIBOR plus 2.03%, which provided an advance rate to the RAIT subsidiary of approximately 84.0%.  RAIT affiliates retained all of the below investment grade and un-rated subordinated interests totaling approximately $41.3 million.

-

RAIT originated $67.5 million of loans during the quarter ended December 31, 2016 consisting of six floating-rate bridge loans.  RAIT originated $156.8 million of loans during the year ended December 31, 2016 consisting of $143.0 million of floating-rate bridge loans and $13.8 million of fixed-rate conduit loans.

-	RAIT sold $35.2 million of conduit loans during the year ended December 31, 2016 which generated fee income of $0.2 million.

-	CRE loan repayments were $116.8 million for the quarter ended December 31, 2016 and $425.0 million for the year ended December 31, 2016.

CRE Property Portfolio & Property Sales

-

As of December 31, 2016, RAIT’s real estate portfolio stood at $854.6 million, comprised of $328.0 million of office properties, $147.2 million of multi-family properties, $152.6 million of retail properties, $93.4 million of industrial properties, $81.1 million of properties in re-development and $52.3 million of land.

-

During the year ended December 31, 2016, RAIT sold 18 properties for $337.9 million which generated a $53.3 million GAAP gain.   The proceeds from the sales were used to reduce debt and the sales generated $35.0 million of net proceeds to RAIT.

-	RAIT reported an $11.1 million asset impairment for the quarter ended December 31, 2016 related to six properties it expects to sell.

Dividends

-	On December 16, 2016, the Board declared a fourth quarter 2016 cash dividend on common shares of $0.09 per share. The dividend was paid on January 31, 2017 to holders of record on January 10, 2017.

-

On November 2, 2016, the Board declared a fourth quarter 2016 cash dividend of $0.484375 per share on RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares. The dividends were paid on January 3, 2017 to holders of record on December 1, 2016.

2017 Expectations

RAIT expects that 2017 will be a transitional year as RAIT continues to transform into a more focused, cost-efficient and lower leverage business concentrated on CRE lending.  Stakeholders should therefore anticipate the following during 2017:

-

Continuous divestment of the majority of RAIT’s non-lending assets, including its commercial property management business operated by its subsidiary Urban Retail Properties, LLC, and further reductions in compensation and G&A expenses and indebtedness;

-	Increasing loan origination levels, when compared to 2016, as capital from non-lending related asset sales is re-deployed;

-	A decline in RAIT’s earnings and CAD, when compared to 2016, which is expected to be primarily impacted by the disposition of non-core assets, reductions in debt levels and expected loan repayments;

-	The Board expects to declare a cash dividend of $0.09 per share on its common stock for the first quarter of 2017 when RAIT announces its first quarter 2017 earnings;

-	G&A expenses are expected to decrease further throughout 2017 to a run-rate of approximately $25 million and into 2018 with a targeted annual run rate of approximately $21.5 million;

-	RAIT will not be providing earnings and CAD guidance for 2017.

Selected Financial Information

See Schedule I to this Release for selected financial information for RAIT.

Non-GAAP Financial Measures and Definitions

RAIT discloses the following non-GAAP financial measures in this release: funds from operations (“FFO”), CAD and net operating income (“NOI”).  A reconciliation of RAIT’s reported net income (loss) allocable to common shares to its FFO and CAD is included as Schedule IV to this release. A reconciliation of RAIT’s same store NOI to its reported same store net income (loss) is included as Schedule VI to this release. See Schedule VI to this release for management’s respective definitions and rationales for the usefulness of each of these non-GAAP financial measures and other definitions used in this release.

Supplemental Information

RAIT produces supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures and other useful information for investors.  The supplemental also contains deconsolidating financial information. The supplemental information is available via the Company's website, www.rait.com, through the "Investor Relations" section.

Conference Call

All interested parties can listen to the live conference call webcast at 9:30 AM ET on Friday, February 24, 2017 from the home page of the RAIT Financial Trust website at www.rait.com or by dialing 1.844.775.2541, access code 64221042.  For those who are not available to listen to the live call, the replay will be available shortly following the live call on RAIT’s website and telephonically until Friday, March 3, 2017, by dialing 855.859.2056, access code 64221042.

About RAIT Financial Trust

RAIT Financial Trust is an internally-managed real estate investment trust focused on providing debt financing options to owners of commercial real estate throughout the United States.  For more information, please visit www.rait.com or call Investor Relations at 215.207.2100.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “2017 expectations,” “guidance,” “may,” “plan”, “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “opportunities” or other similar words or terms. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements.

RAIT’s forward-looking statements include, but are not limited to, statements regarding RAIT’s plans and initiatives and 2017 expectations to (i) simplify its business model, (ii) focus on its core commercial real estate lending business, (iii) increase loan origination levels, when compared to 2016, as capital from non-lending related asset sales is re-deployed, (iv) deleverage by using cash generated by asset sales to repay debt, (v) opportunistically divest and maximize the value of RAIT’s legacy REO portfolio and existing property management operations and, ultimately, minimize REO holdings, (vi) significantly reduce its total expense base, (vii) continue to sell non-lending assets, (viii) achieve significant annual expense savings in connection with the internalization of IRT, (ix) sell in whole or substantial part its Urban Retail retail property management business and achieve costs savings in connection with such sale, and (x) enhance its long-term prospects and create value for its shareholders. Such forward-looking statements are based upon RAIT’s historical performance and its current plans, estimates, predictions and expectations and are not a representation that such plans, estimates, predictions or expectations will be achieved. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements.

Risks, uncertainties and contingencies that may affect the results expressed or implied by RAIT’s forward-looking statements  include, but are not limited to: (i) whether RAIT will be able to continue to implement its strategy to transition RAIT to a more lender focused, simpler, and more cost-efficient business model, to deleverage and to generate enhanced returns for its shareholders; (ii) whether RAIT will be able to continue to opportunistically divest and maximize the value of RAIT’s legacy REO portfolio and existing property management operations and the majority of RAIT’s non-lending assets; (iii) whether anticipated cost savings from the internalization of IRT will be achieved; (iv) whether the divestiture of RAIT’s CRE portfolio and other non-lending assets will lead to lower asset management costs and lower expenses; (v) whether RAIT will be able to reduce compensation and G&A expenses and indebtedness; (vi) whether RAIT’s new leadership will lead to enhanced value for shareholders; (vii) whether RAIT will be able to create sustainable earnings and grow book value; (viii) whether RAIT will be able to redeploy capital from non-lending related asset sales; (ix) whether RAIT will be able to increase loan origination levels; (x) whether the disposition of non-core assets, reductions in debt levels and expected loan repayments will impact RAIT’s earning and CAD; (xi) whether RAIT will continue to pay dividends and the amount of such dividends; (xii) whether RAIT will be able to organically increase reliance on match-funded asset-level debt; (xiii) overall conditions in commercial real estate and the economy generally; (xiv) whether market conditions will enable us to continue to implement our capital recycling and debt reduction plan involving selling properties and repurchasing or paying down our debt; (xv) whether we will be able to originate sufficient bridge loans; (xvi) whether the timing and amount of investments, repayments, any capital raised and our use of leverage will vary from those underlying our assumptions; (xvii) changes in the expected yield of our investments; (xviii) changes in financial markets and interest rates, or to the business or financial condition of RAIT or its business; (xix) whether RAIT will be able to originate loans in the amounts assumed; (xx) whether RAIT will generate any CMBS gain on sale profits; (xxi) whether the amount of loan repayments will be at the level assumed; (xxii) whether our management changes will be successfully implemented; (xxiii) whether RAIT will be able to dispose of its industrial portfolio or sell the other properties; (xxiv) the availability of financing and capital, including through the capital and securitization markets; (xxv) risks, disruption, costs and uncertainty caused by or related to the actions of activist shareholders, including that if individuals are elected to our Board with a specific agenda, it may adversely affect our ability to effectively implement our business strategy and create value for our shareholders and perceived uncertainties as to our future direction as a result of potential changes to the composition of our Board may lead to the perception of a change in the direction of our business, instability or a lack of continuity which may be exploited by our competitors, cause concern to our current or potential customers, and may result in the loss of potential business opportunities and make it more difficult to attract and retain qualified personnel and business partners; and (xxvi) other factors described in RAIT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in other filings with the SEC. RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

RAIT Financial Trust Contact

Andres Viroslav

215-207-2100

aviroslav@rait.com

Schedule I

RAIT Financial Trust

Selected Financial Information

(Dollars in thousands, except share and per share amounts)

(unaudited)

($'s in 000's)	For the Three Months Ended
	December 31, 2016		September 30, 2016		June 30, 2016			March 31, 2016		December 31, 2015
OPERATING DATA:
Lending:
Investments in loans	$1,292,639		$1,373,615		$1,495,343			$1,612,632		$1,623,583
Gross loan production	$67,540		$25,550		$23,185			$40,475		$321,837
CMBS income	$20		$305		$(260)			$171		$1,135
CMBS loans sold	$-		$13,800		$21,377			$-		$85,430
Average CMBS Gain on Sale (points)	-		2.2		(1.2)		(a)	-		1.3

Real estate portfolio:
Gross real estate investments	$854,646		$965,362		$1,095,024			$1,130,295		$1,145,630
Property income	$23,501		$29,614		$29,666			$30,055		$29,756
Operating expenses	$13,084		$14,635		$14,327			$14,848		$14,922
Net operating income	$10,417		$14,979		$15,339			$15,207		$14,834
NOI margin	44.3%		50.6%		51.7%			50.6%		49.9%

EARNINGS & DIVIDENDS:
Earnings (loss) per share from continuing operations - diluted	$(0.37)		$(0.02)		$(0.15)			$(0.22)		$(0.02)
Earnings (loss) per share from discontinued operations - diluted	$0.54		$0.02		$0.07			$0.02		$0.04
Earnings (loss) per share -- diluted	$0.17		$-		$(0.08)			$(0.20)		$0.02
FFO per share	$0.05		$0.12		$(0.04)			$(0.03)		$(0.07)
CAD per share	$0.07		$0.12		$0.12			$0.14		$0.19
Dividends per share	$0.09		$0.09		$0.09			$0.09		$0.09
CAD payout ratio	128.6%		75.0%		75.0%			64.3%		47.4%

CAPITALIZATION AND COVERAGE RATIOS:
Recourse/Non-Recourse Debt:
Recourse	$365,921		$509,938		$479,608			$509,466		$484,764
Non-Recourse	1,361,246		1,441,510		1,620,777			1,830,841		1,914,711
Total Recourse/Non-Recourse debt	1,727,167		1,951,448		2,100,385			2,340,307		2,399,475
Preferred shares (par)	321,544		333,144		332,187			332,187		332,187
Common shares (market capitalization)	310,113		311,550		288,540			288,474		247,284
Noncontrolling interests, at carrying value (b)	5,386		5,386		1,792			2,782		3,948
Total capitalization	$2,364,210		$2,601,528		$2,722,904			$2,963,750		$2,982,894

Total Liabilities/Total Gross Assets	76.2%		74.9%		75.7%			77.3%		77.4%
Total Liabilities + Preferred/Total Gross Assets	88.8%		83.0%		83.4%			84.6%		84.5%

Interest Coverage	1.40	x	1.85	x	1.87	x		1.89	x	2.02	x
Interest + Preferred Coverage	1.00	x	1.46	x	1.50	x		1.53	x	1.62	x

OTHER KEY BENCHMARKS:
Total Assets Under Management (AUM)	$3,575,224		$5,128,101		$5,491,448			$5,854,824		$5,923,601
Total Gross Assets	$2,556,302		$4,118,215		$4,275,086			$4,551,613		$4,634,035

(a)

During the second quarter of 2016, we sold $21.4 million of CMBS loans at a loss on sale. Including the net interest margin we earned on these loans since their origination, we had a net gain of $49, or 0.2 points.

(b)	Excludes noncontrolling interests associated with discontinued operations.

Schedule II

RAIT Financial Trust

Consolidated Balance Sheets

(Dollars in thousands, except share and per share amounts)

(unaudited)

	As of December 31, 2016	As of December 31, 2015
Assets
Investment in mortgages and loans:
Commercial mortgages, mezzanine loans, and preferred equity interests	$1,292,639	$1,623,583
Allowance for loan losses	(12,354)	(17,097)
Total investment in mortgages and loans, net	1,280,285	1,606,486
Investments in real estate, net of accumulated depreciation of $138,214 and $158,688, respectively	716,432	986,942
Cash and cash equivalents	110,531	87,581
Restricted cash	190,179	207,599
Accrued interest receivable	36,271	47,343
Other assets	53,878	67,566
Intangible assets, net of accumulated amortization of $22,230 and $13,234, respectively	19,267	28,864
Assets of discontinued operations	-	1,383,547
Total assets	$2,406,843	$4,415,928
Liabilities and Equity
Indebtedness, net of unamortized discounts, premiums and deferred financing costs of $36,892 and $53,092, respectively	$1,751,082	$2,399,475
Accrued interest payable	8,347	8,595
Accounts payable and accrued expenses	20,016	22,557
Derivative liabilities	-	4,727
Deferred taxes, borrowers’ escrows and other liabilities	168,047	197,908
Liabilities of discontinued operations	-	952,530
Total liabilities	1,947,492	3,585,792
Series D preferred stock	81,581	85,395
Equity:
Shareholders’ equity:
7.75% Series A Preferred shares	53	53
8.375% Series B Preferred shares	23	23
8.875% Series C Preferred shares	17	17
Common shares, $0.03 par value per share	2,769	2,748
Additional paid in capital	2,093,257	2,087,137
Accumulated other comprehensive income (loss)	-	(4,699)
Retained earnings (deficit)	(1,723,735)	(1,680,751)
Total shareholders’ equity	372,384	404,528
Noncontrolling interests - continuing operations	5,386	3,948
Noncontrolling interests - discontinued operations	-	336,265
Total noncontrolling interests	5,386	340,213
Total equity	377,770	744,741
Total liabilities and equity	$2,406,843	$4,415,928

Schedule III

RAIT Financial Trust

Consolidated Statements of Operations

(Dollars in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenue:
Net interest margin
Investment interest income	$19,693	$26,609	$89,203	$98,432
Investment interest expense	(8,849)	(6,733)	(35,806)	(29,250)
Net interest margin	10,844	19,876	53,397	69,182
Property income	23,501	29,756	112,836	124,157
Fee and other income	1,400	3,515	7,374	18,275
Total revenue	35,745	53,147	173,607	211,614

Expenses:
Interest expense	11,914	15,491	55,049	61,750
Real estate operating expenses	13,084	14,922	56,894	62,726
Property management expenses	2,240	2,220	9,479	9,323
General and administrative expenses:
Compensation expenses	6,275	4,854	18,437	15,349
Other general and administrative expenses	3,300	3,895	13,273	14,707
Total general and administrative expenses	9,575	8,749	31,710	30,056
Acquisition and integration expenses	248	940	624	2,332
Provision for loan losses	3,848	2,450	8,050	8,300
Depreciation and amortization expense	12,031	10,883	51,304	45,505
IRT internalization and management transition expenses	6,271	-	6,271	-
Total expenses	59,211	55,655	219,381	219,992
Operating Income	(23,466)	(2,508)	(45,774)	(8,378)
Other income (expense)	(457)	(48)	(427)	(1,083)
Gains (losses) on assets	29,461	12,682	53,272	37,393
Asset impairment	(11,127)	(929)	(37,785)	(8,179)
Gains (losses) on debt extinguishment	333	—	1,331	—
Change in fair value of financial instruments	1,109	(1,828)	(5,946)	11,638
Income (loss) before taxes	(4,147)	7,369	(35,329)	31,391
Income tax benefit (provision)	(20,601)	(1,478)	(2,550)	(2,798)
Income (loss) from continuing operations	(24,748)	5,891	(37,879)	28,593
Discontinued operations:
Income (loss) from discontinued operations	1,671	6,069	40,144	34,900
Gain (loss) on disposal of discontinued operations	47,808	—	47,808	—
Net income (loss)	24,731	11,960	50,073	63,493
Income allocated to preferred shares	(9,310)	(8,447)	(35,160)	(32,830)
(Income) loss allocated to noncontrolling interests	187	(1,682)	(24,733)	(23,505)
Net income (loss) available to common shares	$15,608	$1,831	$(9,820)	$7,158

Amount attributable to common shares:
Net income (loss) available to common shares from continuing operations	$(34,078)	$(1,797)	$(69,604)	$(2,002)
Net income (loss) available to common shares from discontinued operations	49,686	3,628	59,784	9,160
Net income (loss) available to common shares	$15,608	$1,831	$(9,820)	$7,158

EPS - Basic:
Earnings (loss) per share from continuing operations	$(0.37)	$(0.02)	$(0.77)	$(0.03)
Earnings (loss) per share from discontinued operations	0.54	0.04	0.66	0.11
Earnings Per Share - Basic	$0.17	$0.02	$(0.11)	$0.08

EPS - Diluted:
Earnings (loss) per share from continuing operations	$(0.37)	$(0.02)	$(0.77)	$(0.03)
Earnings (loss) per share from discontinued operations	0.54	0.04	0.66	0.11
Earnings Per Share - Diluted	$0.17	$0.02	$(0.11)	$0.08
Weighted-average shares outstanding - Basic	91,203,955	90,642,318	91,153,861	85,524,073
Weighted-average shares outstanding - Diluted	91,971,817	90,842,752	91,153,861	86,457,871

Schedule IV

RAIT Financial Trust

Reconciliation of Net income (loss) Allocable to Common Shares and

Cash Available for Distribution and Funds From Operations (“FFO”)

(Dollars in thousands, except share and per share amounts)

(unaudited)

($'s in 000's, except per share amounts)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
CASH AVAILABLE FOR DISTRIBUTION (CAD):
Net Income (loss) available to common shares	$15,608	$1,831	$(9,820)	$7,158
Add-Back (Deduct):
Depreciation and amortization expense	12,031	10,883	51,304	45,505
Change in fair value of financial instruments	(1,109)	1,828	5,946	(11,638)
(Gains) losses on assets	(29,461)	(12,682)	(53,272)	(37,393)
(Gains) losses on debt extinguishment	(333)	—	(1,331)	—
Deferred income tax (benefit) provision	20,303	1,633	2,213	2,484
Straight-line rental adjustments	(187)	148	(1,369)	95
Equity based compensation	555	715	3,396	3,970
Acquisition and integration expenses	248	940	624	2,332
Origination fees and other deferred items	12,686	8,252	34,063	32,093
Provision for losses	3,848	2,450	8,050	8,300
IRT internalization and management transition expenses	6,271	—	6,271	—
Asset impairment	11,127	929	37,785	8,179
Discontinued operations and noncontrolling interest effect of certain adjustments	(45,034)	149	(43,272)	5,061
CAD	$6,553	$17,076	$40,588	$66,146
CAD per share	$0.07	$0.19	$0.45	$0.77
Weighted-average shares outstanding	91,203,955	90,642,318	91,153,861	85,524,073

FUNDS FROM OPERATIONS (FFO):
Net Income (loss) available to common shares	$15,608	$1,831	$(9,820)	$7,158
Add-Back (Deduct):
Depreciation	7,031	8,809	35,570	36,951
(Gains) Losses on the sale of real estate	(29,461)	(12,391)	(53,272)	(37,102)
Asset impairment	11,127	929	37,785	8,179
Adjustments related to discontinued operations	65	(5,200)	(1,747)	(2,267)
FFO	$4,370	$(6,022)	$8,516	$12,919
FFO per share--basic	$0.05	$(0.07)	$0.09	$0.15
Weighted-average shares outstanding	91,203,955	90,642,318	91,153,861	85,524,073

Schedule V

RAIT Financial Trust

Reconciliation of NOI to Net income (loss)

(Dollars in thousands, except share and per share amounts)

(unaudited)

	Three-Months Ended December 31		Year Ended December 31
	2016	2015	2016	2015
Same store property net operating income	$8,684	$8,274	$35,822	$33,367
Non same store property net operating income	1,733	6,560	20,120	28,064
Net interest margin	10,844	19,876	53,397	69,182
Fee and other income	1,400	3,515	7,374	18,275
Interest expense	(11,914)	(15,491)	(55,049)	(61,750)
Compensation expenses	(6,275)	(4,854)	(18,437)	(15,349)
General and administrative expenses	(3,300)	(3,895)	(13,273)	(14,707)
Property management expenses	(2,240)	(2,220)	(9,479)	(9,323)
Acquisition and integration expenses	(248)	(940)	(624)	(2,332)
Provision for loan losses	(3,848)	(2,450)	(8,050)	(8,300)
Depreciation and amortization expense	(12,031)	(10,883)	(51,304)	(45,505)
IRT internalization and management transition expense	(6,271)	-	(6,271)	-
Other income (expense)	(457)	(48)	(427)	(1,083)
Gains (losses) on assets	29,461	12,682	53,272	37,393
Asset impairment	(11,127)	(929)	(37,785)	(8,179)
Gains (losses) on debt extinguishment	333	-	1,331	-
Change in fair value of financial instruments	1,109	(1,828)	(5,946)	11,638
Income tax benefit (provision)	(20,601)	(1,478)	(2,550)	(2,798)
Income (loss) from discontinued operations	1,671	6,069	40,144	34,900
Gain (loss) on disposal of discontinued operations	47,808	-	47,808	-
Net income (loss)	$24,731	$11,960	$50,073	$63,493

Schedule VI

RAIT Financial Trust

Definitions

Assets Under Management

Assets under management, or AUM, is an operating measure representing the total assets that we own or are managing for third parties. While not all AUM generates fee income, it is an important operating measure to gauge our asset growth, volume of originations, size and scale of our operations and our performance. AUM includes our total investment portfolio, assets associated with unconsolidated securitizations for which we derive asset management fees and real estate properties we manage on behalf of third parties.

Cash Available for Distribution

Cash available for distribution, or CAD, is a non-GAAP financial measure. We believe that CAD provides investors and management with a meaningful indicator of operating performance. Management also uses CAD, among other measures, to evaluate profitability and our board of trustees considers CAD in determining our quarterly cash distributions. We also believe that CAD is useful because it adjusts for a variety of noncash items (such as depreciation and amortization, equity-based compensation, provision for loan losses and non-cash interest income and expense items). In addition, the compensation committee of our board of trustees used CAD as a metric in establishing quantitative performance based awards for certain of our executive officers beginning in 2015.  Furthermore, in measuring our performance in periods prior to 2015, CAD removes the effect of our previous consolidation of the legacy securitizations, T8 and T9, which we deconsolidated as part of our exit of the Taberna business in December 2014.

We calculate CAD by subtracting from or adding to net income (loss) attributable to common shareholders the following items: depreciation and amortization items including depreciation and amortization, straight-line rental income or expense, amortization of in place leases, amortization of deferred financing costs, amortization of discount on financings and equity-based compensation; changes in the fair value of our financial instruments; realized gains (losses) on assets; provision for loan losses; asset impairments; acquisition gains or losses and transaction costs; certain fee income eliminated in consolidation that is attributable to third parties; and one-time events pursuant to changes in U.S. GAAP and certain other non-routine items. In the quarter ended March 31, 2016, we changed our method of calculating CAD to exclude the impact of real property sales from CAD.  We made this change in response to investor feedback to focus CAD on our core business activities.  In addition, we provide guidance regarding our expected CAD in future periods and this change removes variability resulting from the ultimate timing of future property sales.

CAD should not be considered as an alternative to net income (loss) or cash generated from operating activities, determined in accordance with U.S. GAAP, as an indicator of operating performance. For example, CAD does not adjust for the accrual of income and expenses that may not be received or paid in cash during the associated periods. Please refer to our consolidated financial statements prepared in accordance with U.S. GAAP in our most recent report on Form 10-K or Form 10-Q filed with the Securities and Exchange Commission. In addition, our methodology for calculating CAD may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with these companies.

Funds from Operations

We believe that funds from operations, or FFO, which is a non-GAAP financial measure, is an additional appropriate measure of the operating performance of a REIT. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate, asset impairment and the cumulative effect of changes in accounting principles. Our management utilizes FFO as a measure of our operating performance. FFO is not an equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP. Furthermore, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. FFO should not be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

Gross Real Estate Investments

Gross real estate investments equal investments in real estate, net plus accumulated depreciation as it appears on the consolidated balance sheet. The following table provides a reconciliation of investments in real estate, net to total gross real estate investments.

	As of
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Investments in real estate, net	$716,432	$808,749	$930,987	$965,296	$986,942
Plus: Accumulated Depreciation	138,214	156,613	164,037	164,999	158,688
Gross real estate investments	$854,646	$965,362	$1,095,024	$1,130,295	$1,145,630

Net Operating Income

Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful measure of the operating performance of its real estate portfolio. NOI is defined as total property revenue less total property operating expenses, excluding depreciation and amortization and interest expense. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our real estate portfolio performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental rates and property operating expenses.

Same Store Properties and Same Store Portfolio

RAIT reviews its same store properties or portfolio at the beginning of each calendar year.  Properties are added into the same store portfolio if they were owned at the beginning of the previous year.  Properties that have been sold are excluded from the same store portfolio.  Properties included in the redevelopment portfolio are not part of the same store portfolio.

Total Gross Assets

Total Gross Assets equals total assets plus accumulated depreciation as these captions are reported on the consolidated balance sheet.  The following table provides a reconciliation of total assets to total gross assets.

	As of
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Total Assets	$2,406,843	$3,882,531	$4,040,064	$4,317,770	$4,415,928
Plus: Accumulated Depreciation (a)	138,214	209,437	209,096	209,421	198,326
Plus: Accumulated Amortization (b) (c)	11,245	26,247	25,926	24,422	19,781
Total Gross Assets	$2,556,302	$4,118,215	$4,275,086	$4,551,613	$4,634,035

(a)	Includes accumulated depreciation from discontinued operations.
(b)	Includes accumulated amortization from discontinued operations.
(c)	Represents accumulated amortization on real estate-related intangible assets and liabilities.